UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 15, 2011

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

New York	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Greene Street – Suite 1101, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

(800) 356-6463
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Submission of Matters to a Vote of Security Holders

On June 15, 2011, Applied Minerals, Inc. (the “Company”) held its 2011 Annual Meeting of Shareholders (the “Meeting”) at Grand Hyatt New York (New York, N.Y.), which was simultaneously webcast at www.virtualshareholdermeeting.com/AMNL2011.  The final voting results for each of the proposals submitted to a vote of security holders at the Meeting are set forth below.

Proposal 1. The election of four members to the board of directors, each to serve until the next annual meeting of shareholders or until their successors are elected and qualified.

	Votes For	Votes Withheld	Broker Non-votes
John Levy	27,321,303	112,660	28,132,191
Evan Stone	27,354,303	79,660	28,132,191
David Taft	27,354,403	79,560	28,132,191
Andre Zeitoun	27,355,153	78,810	28,132,191

Proposal 2. The ratification of PMB Helin Donovan as the Company’s independent registered public accounting firm.

Votes	Votes		Broker
For	Against	Abstentions	Non-votes
55,120,955	314,413	130,786	--

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	June 21, 2011	/s/ ANDRE ZEITOUN
By: Andre Zeitoun
President and Chief Executive Officer